Exhibit 10.4

FIRST AMENDMENT TO THE
QUANEX CORPORATION EMPLOYEE SAVINGS PLAN

THIS AGREEMENT by Quanex Corporation (the “Sponsor”),

W I T N E S S E T H:

WHEREAS, the Sponsor previously established the Quanex Corporation Employee Savings Plan, as amended and restated effective January 1, 2002 (the “Plan”);

WHEREAS, the Sponsor reserved the right in Section 12.01 to amend the Plan; and

WHEREAS, the Sponsor has determined to amend the Plan;

NOW, THEREFORE, the Sponsor hereby agrees that effective January 1, 2004, the Plan is amended as set forth below:

1.               Section 1.19 of the Plan is completely amended and restated as follows:

1.19         “Eligible Employee” means an Employee who (a) is classified by the Sponsor as (1) working at the Sponsor’s Corporate Office in Houston, Texas; (2) working at or for the Sponsor’s MACSTEEL group office in Jackson, Michigan and compensated on a salaried basis; (3) working at or for the Sponsor’s MACSTEEL operating unit in Jackson, Michigan and compensated on a salaried basis; (4) working at or for the Sponsor’s MACSTEEL operating unit in Fort Smith, Arkansas and compensated on a salaried basis; or (5) working at or for the Sponsor’s MACSTEEL Heat Treating operating unit in Huntington, Indiana; or (b) an Employee of MacSteel Monroe, Inc. and compensated on a salaried basis.

2.               Article V of the Plan is amended by adding the following new Section 5.14 to the Plan:

5.14         Loans.  No loans shall be made to Participants under the Plan.  If (a) a Participant was a participant in the Cargill Partnership Plan on December 31, 2003, and had a loan outstanding under the Cargill Partnership Plan on December 31, 2003, and (b) the loan note and all other rights with respect to such loan held by or for the Cargill Partnership Plan are rolled over to the Plan, then such loan shall be continued under the Plan, and shall be administered under the terms and provisions applicable to the loan under the loan agreement and the Cargill Partnership Plan documents applicable to such loan in effect as of December 31, 2003.

3.               Article IX of the Plan is amended by adding the following new Section 9.07 to the Plan:

9.07         Credit for Service With North Star Steel Company.  For purposes of determining an Employee’s Active Service for eligibility to participate and vesting, his service with North Star Steel Company, a Minnesota corporation, and any predecessor will be counted as Active Service under the Plan.

IN WITNESS WHEREOF, the Sponsor has caused this Agreement to be executed on this                day of December, 2003.

QUANEX CORPORATION

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